EXHIBIT 3.1

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Adams Diversified Equity Fund, Inc.

(a Maryland Corporation)

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Amended and Restated Bylaws

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AS AMENDED JUNE 2, 2024

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Adams Diversified Equity Fund, Inc.

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Amended and Restated Bylaws

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ARTICLE ONE

INVESTMENT OBJECTIVES; OFFICES

Section 1.1.   Investment Objectives.  Consistent with Adams Diversified Equity Fund, Inc.’s history and structure as a closed-end fund (hereinafter, the “Fund”), the Fund has a long-term investment objective focusing on (a) preservation of capital, (b) reasonable income and (c) opportunity for capital gain.

Section 1.2.   Fund’s Office in Maryland. The principal office of the Fund in the State of Maryland shall be located at such place as the Board of Directors may from time to time designate.

Section 1.3.  Other Offices.  The Fund may have other offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Fund may require.

ARTICLE TWO

STOCKHOLDER MEETINGS

Section 2.1.  Annual Meetings.  An annual meeting of stockholders to elect directors and transact such other business within the powers of the Fund shall be held on the date and at the time and place set by the Board of Directors.

Section 2.2.  Special Meetings.

(a) General.  The Non-Executive Chair of the Board, the Chief Executive Officer, the President, or the Board of Directors may call a special meeting of the stockholders.  Except as provided in subsection (b)(4) of this Section 2.2, a special meeting of stockholders shall be held on the date and at the time and place set by the Non-Executive Chair of the Board, the Chief Executive Officer, the President, or the Board of Directors, whoever has called the meeting. Subject to subsection (b) of this Section 2.2, a special meeting of stockholders shall also be called by the Secretary of the Fund to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

(b) Stockholder-Requested Special Meetings.

(1)  Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”).  The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with a solicitation of proxies for the election of directors in an election contest (even if an election contest would not be involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).  Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date.  The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors.  If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

(2)  In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the Secretary.  In addition, the Special Meeting Request (a) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) shall set forth (i) the name and address, as they appear in the Fund’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Fund which are owned (beneficially or of record) by each such stockholder, and (iii) the nominee holder for, and number of shares of stock of the Fund owned by  beneficially but not of record by such stockholder (d) shall be sent to the Secretary by registered mail, return receipt requested, and (e) shall be received by the Secretary within 60 days after the Request Record Date.  Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke such stockholder’s request for a special meeting at any time by written revocation delivered to the Secretary.

(3)  The Secretary shall inform the requesting stockholder(s) of the reasonably estimated cost of preparing and delivering the notice of the meeting (including the Fund’s proxy materials).  The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 2.2(b), the Secretary receives on behalf of the Fund payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4)  In the case of any special meeting called by the Secretary upon the request of stockholder(s) (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Fund.  In fixing a date for a Stockholder-Requested Meeting the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.  In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.  The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 2.2(b).

(5)  If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the Secretary: (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Secretary’s intention to revoke the notice of the meeting or for the chair of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chair of the meeting may call the meeting to order and adjourn the meeting without acting on the matter.  Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)  The Board of Directors, the Non-Executive Chair of the Board, the Chief Executive Officer, or the President may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Fund for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary.  For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the Secretary until the earlier of (i) five Business Days after actual receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Fund whether the valid requests received by the Secretary represent the Special Meeting Percentage, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage.  Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Fund or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)  For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or other day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close.

Section 2.3.  Place of Meetings.  Meetings of stockholders shall be held at such place as the Board of Directors shall fix.  If no place shall be so fixed, the meeting shall be held at the principal executive office of the Fund in the State of Maryland. The Board of Directors may determine that a meeting not be held at any place, but instead may be held partially or solely by means of remote communication.  In accordance with these Bylaws and subject to any guidelines and procedures adopted by the Board of Directors, stockholders and proxy holders may participate in any meeting of stockholders held by means of remote communication and may vote at such meeting as permitted by Maryland law.  Participation in a meeting by these means constitutes presence in person at the meeting.

Section 2.4.  Notice of Meetings.  Not less than ten nor more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the place and time of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose or purposes for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law.  If mailed, such notice  shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, directed to each stockholder at the stockholder’s address as it appears on the record of stockholders, or, if a stockholder shall have duly filed with the Secretary of the Fund a written request that notices to the stockholder be mailed to some other address, then directed to such stockholder at such other address.  If transmitted electronically, such notices shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions.   The Fund may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice.  Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article TWO or the validity of any proceedings at any such meeting.

Subject to Section 2.11(a), any business of the Fund may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice.  No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.  The Fund may postpone or cancel a meeting of stockholders by making a “public announcement” (as defined in Section 2.11(c)(3)) of such postponement or cancellation prior to the meeting.  Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 2.5.  Quorum.  The presence in person or by proxy of the holders of shares of stock of the Fund entitled to cast a majority of the votes entitled to be cast on a matter (without regard to class) shall constitute a quorum at any meeting of the stockholders with respect to such matter, except with respect to any such matter that, under applicable statutes or regulatory requirements or the charter of the Fund, requires approval by a separate vote of the holders of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast a majority of the votes entitled to be cast by each such class on such a matter shall constitute a quorum.  This section shall not affect any requirement under any statute or the charter of the Fund for the vote necessary for the adoption of any measure.

If, however, such quorum shall not be present at any meeting of the stockholders, the chair of the meeting shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting.  The date, time and place of the meeting, as reconvened shall be either (a) announced at the meeting or (b) provided at a future time through means announced at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave less than would be required to establish a quorum.

Section 2.6.  Organization and Conduct.  Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chair of the meeting or, in the absence of such appointment, by the Non-Executive Chair of the Board, if any, or by an individual appointed by the Non-Executive Chair to be chair of the meeting or, in the case of a vacancy in the office or absence of the Non-Executive Chair of the Board, by one of the following officers present at the meeting: the Chief Executive Officer, the President, any Vice President, the Secretary, the Chief Financial Officer, the Treasurer or, in the absence of such officers, a chair chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy.  The Secretary or, in the case of a vacancy in the office or the Secretary’s absence, an Assistant Secretary or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chair of the meeting shall act as secretary.  In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or, in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chair of the meeting, shall record the minutes of the meeting.  Even if present at the meeting, the person holding the office named herein may delegate to another person the power to act as chair of the meeting or Secretary of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chair of the meeting.  The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chair and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to stockholders of record of the Fund, their duly authorized proxies and other such individuals as the chair of the meeting may determine; (c) recognizing speakers at the meeting and determining when and for how long speakers and any individual speaker may address the meeting ; (d) determining when and for how long the polls should be opened and when the polls should be closed and when announcement of the results should be made; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (g) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place either (i) announced at the meeting or (ii) provided at a future time through means announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security.  Unless otherwise determined by the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.7.  Voting.  A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Fund.  Unless otherwise provided by statute or by the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.  Voting on any question or in any election may be viva voce unless the chair of the meeting shall order that voting be by ballot or otherwise.
Section 2.8.  Proxies.  A stockholder may cast the votes entitled to be cast by the holder of the shares of stock owned of record by the stockholder in person or by proxy that is (i) executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by applicable law, (b) compliant with Maryland law and these Bylaws and (c) filed in accordance with the procedures established by the Fund.  Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Fund before or at the meeting.  No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is expressly stated to be given and is permitted by law.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 2.9.  Voting of Stock by Certain Holders.  Stock of the Fund registered in the name of a corporation, limited liability company, partnership, joint venture, trust or other entity, if entitled to be voted, may be voted by the President or a Vice President, managing member, manager, general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock.  Any trustee or fiduciary, in such capacity, may vote stock registered in such trustee’s or fiduciary’s name, either in person or by proxy.

Shares of stock of the Fund directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

Section 2.10.  Inspectors.  The Board of Directors or the chair of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector.  Except as otherwise provided by the chair of the meeting, the inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chair of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote.  Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.11.  Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

(a)   Annual Meetings of Stockholders.

(1)   Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may only be made at an annual meeting of stockholders (i) pursuant to the Fund’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Fund who was a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice by the stockholder as provided for in this Section 2.11(a) and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting on the election of each individual so nominated or on any such  other business, as the case may be, and who has complied with this Section 2.11(a).

(2)   For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 2.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Fund and any such other business must otherwise be a proper matter for action by the stockholders.  To be timely, a stockholder’s notice shall set forth all information required under this Section 2.11 and shall be delivered to the Secretary at the principal executive office of the Fund not earlier than the 150th day prior to the first anniversary of the date of the proxy statement (as defined in Section 2.11(c)(3)) for the preceding year’s annual meeting nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice  must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.  The postponement or adjournment of an annual meeting (or the public announcement thereof) shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3)  Such stockholder’s notice shall set forth:

(i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (each, a “Proposed Nominee”),

(A)  all information relating to the Proposed Nominee that would be required to be  disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(B)  whether such stockholder believes any such Proposed Nominee is, or is not, an “interested person” of the Fund, as defined in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the “Investment Company Act”) and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Fund, to make such determination;

(ii) as to any other business that the stockholder proposes to bring before the meeting, (A) a description of such business (including the text of any proposal), the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom and (B) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) of the Exchange Act;

(iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(A) the class, series and number of all shares of stock or other securities of the Fund (collectively, the “Fund Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Fund Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Fund Securities of any such person;

(B) the nominee holder for, and number of, any Fund Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;

(C) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I)  manage risk or benefit of changes in the price of (x) Fund Securities or (y) any security of any other closed-end investment company (a “Peer Group Fund”) for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Fund or any affiliate thereof (or, as applicable, in any Peer Group Fund) disproportionately to such person’s economic interest in the Fund Securities (or, as applicable, in any Peer Group Fund); and

(D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Fund), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Fund or any affiliate thereof, other than an interest arising from the ownership of Fund Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 2.11(a) and any Proposed Nominee;

(A) the name and address of such stockholder, as they appear on the Fund’s stock ledger and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee; and

(B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and

(v) the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal; and

(vi) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or re-election as a director or the proposal of other business on the date of such stockholder’s notice.

(4) Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a:

(i)   written representation executed by the Proposed Nominee:

(A) that such Proposed Nominee (I) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Fund in connection with service or action as a director that has not been disclosed to the Fund, (II) consents to be named in a proxy statement as a nominee, (III) consents to serve as a director of the Fund if elected, (IV) will notify the Fund simultaneously with the notification to the stockholder of the Proposed Nominee’s actual or potential unwillingness or inability to serve as a director and (V) does not need any permission or consent from any third party to serve as a director of the Fund, if elected, that has not been obtained, including any employer or any other board or governing body on which such Proposed Nominee serves;

(B) attaching copies of any and all requisite permissions or consents; and

(C) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Fund, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to

Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Fund are listed or over-the-counter market on which any securities of the Fund are traded); and

(ii)   written representation executed by the stockholder that such stockholder will:

(A) furnish such other or additional information as the Fund may request for the purpose of determining whether the requirements of this Section 2.11 have been complied with and of evaluating any nomination or other business described in the stockholder’s notice; and
(B) appear in person or by proxy at the meeting to nominate any Proposed Nominees or to bring such business before the meeting, as applicable, and acknowledges that if the stockholder does not so appear in person or by proxy at the meeting to nominate such Proposed Nominees or bring such business before the meeting, as applicable, the Fund need not bring such Proposed Nominee or such business for a vote at such meeting and any proxies or votes cast in favor of the election of any such Proposed Nominee or of any proposal related to such other business need not be counted or considered.

(5) Notwithstanding anything in this subsection (a) of this Section 2.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 2.11(c)(3)) for the preceding year’s annual meeting, a stockholder’s notice required by clause (iii) of paragraph (a)(1) this Section 2.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Fund not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Fund.

(6)  For purposes of this Section 2.11, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with, such stockholder (including, without limitation, any person who is a member of a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provision, that includes such stockholder), (ii) any beneficial owner of shares of stock of the Fund owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(b) Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Fund’s notice of meeting.  No stockholder may make a proposal of other business to be considered at a special meeting or, except as contemplated by and in accordance with the next two sentences of this Section 2.11(b), nominate an individual for election to the Board of Directors at a special meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 2.2(a) for the purpose of electing directors, by any stockholder of the Fund who is a stockholder of record  at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 2.11 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 2.11.  In the event the Fund calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Fund’s notice of meeting, if the stockholder’s notice, containing the information and representations required by paragraphs (a)(3) and (4) of this Section 2.11(a) shall be delivered to the Secretary at the principal executive office of the Fund not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  The postponement or adjournment of a special meeting (or public announcement thereof) shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(1)  If any information or representation submitted pursuant to this Section 2.11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 2.11.  Any such stockholder shall notify the Fund of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information or representation.  Upon written request by the Secretary or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Fund, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.11, (B) a written update of any information (including, if requested by the Fund, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 2.11 as of an earlier date and (C) an updated representation by each Proposed Nominee that such individual will serve as a director of the Fund if elected.  If a stockholder or Proposed Nominee fails to provide such written verification, update or representation within such period, the information as to which such written verification, update or representation was requested may be deemed not to have been provided in accordance with this Section 2.11.

(2)  Only such individuals who are nominated in accordance with this Section 2.11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 2.11.  A stockholder proposing a Proposed Nominee shall have no right to (i) nominate a number of Proposed Nominees that exceed the number of directors to be elected at the meeting or (ii) substitute or replace any Proposed Nominee unless such substitute or replacement is nominated in accordance with this Section 2.11 (including the timely provision of all information and representations with respect to such substitute or replacement Proposed Nominee in accordance with the deadlines set forth in this Section 2.11).  If the Fund provides notice to a stockholder that the number of Proposed Nominees proposed by such stockholder exceeds the number of directors to be elected at a meeting, the stockholder must provide written notice to the Fund within five Business Days stating the names of the Proposed Nominees that have been withdrawn so that the number of Proposed Nominees proposed by such stockholder no longer exceeds the number of directors to be elected at a meeting.  If any individual who is nominated in accordance with this Section 2.11 becomes unwilling or unable to serve on the Board of Directors, then the nomination with respect to such individual shall no longer be valid and no votes may validly be cast for such individual.  The chair of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 2.11.

(3)  For purposes of this Section 2.11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Fund with the Securities and Exchange Commission pursuant to the Exchange Act or the Investment Company Act.

(4)  Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11.  Nothing in this Section 2.11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Fund to omit a proposal from, the Fund’s proxy statement filed by the Fund with the Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.  Nothing in this Section 2.11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by the stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

(5)  Except as otherwise determined by the chair of the meeting, if the stockholder giving notice as provided for in this Section 2.11 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting.

ARTICLE THREE

DIRECTORS

Section 3.1.  Number; Term of Office; Qualifications; Vacancies.  (a) The business and affairs of the Fund shall be managed under the direction of its Board of Directors, each of whom shall be at least twenty-one years of age.  A majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”), nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.  Subject to Section 3.2, each director shall hold office until the expiration of the term for which he or she is elected and until his or her successor has been elected and qualifies.  If for any reason any or all the directors cease to be directors, such event shall not terminate the Fund or affect these Bylaws or the powers of the remaining directors hereunder, if any.  Pursuant to the Fund’s election in Article IV of the charter, subject to applicable requirements of the Investment Company Act, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, (a) any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and (b) any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies. Each director who is not an “interested person,” as defined under the Investment Company Act, is referred to as an “independent director.”

(b) To qualify as a nominee for election as a director and to be elected as a director, an individual, at the time of nomination and election unless a majority of the Board of Directors then in office shall have determined by resolution that failure to satisfy a particular qualification requirement will not present undue conflicts or impede the ability of the individual to discharge the duties of a director:

(1) shall have extensive professional experience in either investment management, economics, public accounting, business or law, or shall have other substantial expertise, experience or relationships relevant to the business of the Fund in the determination of the Nominating and Governance Committee or the Board of Directors;

(2) shall, at the time the individual is nominated, upon election and thereafter, comply with Fund’s then current policy on overboarding, which generally permits service as a director of no more than two companies having securities registered under the Exchange Act or the Investment Company Act or treated as public reporting companies under any comparable regulatory regime (investment companies having the same investment adviser or investment advisers in a control relationship with each other shall all be counted as a single company for this purpose) in addition to one or both of the Fund and its affiliated Adams Fund;

(3) shall not have been charged (unless such charges were dismissed or the individual was otherwise exonerated) with a criminal offense involving dishonesty or breach of trust, or have been convicted or have pled guilty or nolo contendere with respect to a felony under the laws of the United States or any state thereof;

(4) shall not be and shall not have been subject to any censure, order, consent decree (including consent decrees in which the respondent has neither admitted nor denied the findings) or adverse final action of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations), barring or suspending such individual from participation in or association with any investment-related business or restricting such individual’s activities with respect to any investment-related business, nor are subject to any investigation or proceeding that could lead to the same;

(5) shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(a) of the Investment Company Act that would result in, or could have reasonably been expected or would reasonably be expected to result in such individual or a company of which such individual is an affiliated person (as defined in Section 2(a)(3) of the Investment Company Act) being ineligible, in the absence of an exemptive order under Section 9(c) of the Investment Company Act, to serve or act in the capacity of employee, officer, director, member of an advisory board, investment adviser, or depositor of any registered investment company, or principal underwriter for any registered investment company, registered unit investment trust, or registered face-amount certificate company; and

(6) shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(b) of the Investment Company Act that, in the absence of an exemptive order under Section 9(c) of the Investment Company Act, would permit, or could reasonably have been expected or would reasonably be expected to permit the Securities and Exchange Commission by order to prohibit, conditionally or unconditionally, either permanently or for a period of time, such individual from serving or acting as an employee, officer, director, member of an advisory board, investment adviser or depositor of, or principal underwriter for, a registered investment company or affiliated person (as defined in Section 2(a)(3) of the Investment Company Act) of such investment adviser, depositor, or principal underwriter.

The Nominating and Governance Committee, or in the absence thereof, the entire Board of Directors, in its sole discretion, shall determine whether an individual satisfies the foregoing qualifications. Any individual who does not satisfy the qualifications set forth under this Section 3.1 shall not be eligible for nomination or election as a director.

Section 3.2.  Resignation.  Any director of the Fund may resign at any time by delivering his or her resignation to the Board of Directors, the Non-Executive Chair of the Board or the Secretary of the Fund. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3.3.  Term Limits.  Each independent director must retire from the Board of Directors by not standing for re-election at the next annual meeting of stockholders following the earlier of his or her: (i) 15th anniversary of service on the Board or (ii) 75th birthday.  The restriction described in (i) above applies to any director who was first elected to serve on the Fund’s Board of Directors after January 1, 2020, and the restriction described in (ii) above applies to any director who was first elected to serve on the Fund’s Board of Directors after July 9, 1998.

Section 3.4.  Regular Meetings; Notice.  Regular meetings of the Board of Directors shall be held at such time and at such place (within or without the State of Maryland) as the Board of Directors may from time to time prescribe. Notice of any regular meeting shall be given as set forth in Section 3.5 herein, except that such notice need not state the purpose of the meeting. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 3.5.  Special Meetings; Notice. A special meeting of the Board of Directors may be called at any time by the Board of Directors or its Non-Executive Chair.  The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.  The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address.  Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting.  Notice by United States mail shall be given at least three days prior to the meeting.  Notice by courier shall be given at least two days prior to the meeting.  Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Fund by the director.  Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Fund by the director and receipt of a completed answer-back indicating receipt.  Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.
Section 3.6.  Presiding Officer and Secretary at Meetings.  There shall preside at each meeting of the Board of Directors, the Non-Executive Chair of the Board of Directors. Even if present at the meeting, the Non-Executive Chair may designate another director to act as chair of the meeting. In the absence of the Non-Executive Chair, such member of the Board of Directors as shall be chosen by the meeting. The Secretary, or in his or her absence a Secretary chosen by the meeting, shall act as secretary of the meeting.

Section 3.7.  Quorum; Voting.  A majority of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting.  A majority of the directors present, whether or not a quorum is present, may adjourn the meeting to another time and place, without notice other than announcement at the meeting and provided further that if, pursuant to applicable law, the charter or these Bylaws, the vote of a majority or other percentage of a specified group of directors is required for action, a quorum must also include a majority or such other percentage of such group.  In the absence of any such announcement, notice of any such adjournment shall be given in accordance with the provisions of Section 3.5.  The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter or these Bylaws.  If enough directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter or these Bylaws.

Section 3.8.  Compensation.  Each director for his or her services as a director or as a member of a committee may receive compensation therefor at a fixed annual rate or in the form of fees for attendance at meetings, plus reimbursement for expenses in attending such meetings, or a combination thereof, in each case as may from time to time be fixed by the Board of Directors. Any director who serves the Fund in any capacity other than as a member of the Board of Directors or a committee may also receive compensation therefor.

Section 3.9.  Meetings by Remote Communication.  Subject to applicable requirements of the Investment Company Act, directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 3.10.  Written Consent by Directors.  Subject to applicable requirements of the Investment Company Act, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each director and is filed with the minutes of proceedings of the Board of Directors.
Section 3.11.  Reliance.  Each director and officer of the Fund shall, in the performance of his or her duties with respect to the Fund, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Fund whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.
Section 3.12.  Ratification.  The Board of Directors or the stockholders may ratify any act, omission, failure to act or determination made not to act (an “Act”) by the Fund or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Fund and its stockholders. Any Act questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.

Section 3.13.  Emergency Provisions.   Notwithstanding any other provision in the charter or these Bylaws, this Section 3.13 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article Three of these Bylaws cannot readily be obtained (an “Emergency”).  During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio, and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.
ARTICLE FOUR

COMMITTEES

Section 4.1.  Number, Tenure and Qualifications.  The Board of Directors may appoint from among its members an Audit Committee, a Nominating and Governance Committee, a Compensation Committee and one or more other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.  In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.  The then-current (i) chairs of each committee, (ii) the Board chair, and (iii) the Chief Executive Officer will constitute an Executive Committee, which shall have all the authority of the Board of Directors, to the extent permitted by the MGCL, in the intervals between meetings of the Board of Directors.

Section 4.2.  Powers.  The Board of Directors may delegate to any committee appointed under Section 4.1 of this Article any of the powers of the Board of Directors, except as prohibited by law.  Except as may be otherwise provided by the Board of Directors, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more directors, as the committee deems appropriate in its sole discretion.

Section 4.3.  Meetings.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.  A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee.  The act of a majority of the committee members present at a meeting shall be the act of such committee.  The Board of Directors, or in the absence of such designation, the applicable committee, may designate a chair of any committee, and such chair or, in the absence of a chair, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide.

Section 4.4.  Meetings by Remote Communication. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time; provided, however, this Section 4.4 does not apply to any action of the directors pursuant to the Investment Company Act that requires the vote of the directors be cast in person at a meeting. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.5.  Consent by Committees Without a Meeting.  Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee; provided, however, this Section 4.5 does not apply to any action of the directors pursuant to the Investment Company Act that requires the vote of the directors be cast in person at a meeting.

Section 4.6.  Changes.  Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to appoint the chair of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member, to dissolve any such committee or to withdraw or add to any powers previously delegated to a committee.

ARTICLE FIVE

OFFICERS

Section 5.1.  Election; Qualification.  The officers of the Fund shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect such other officers as it may from time to time determine with such powers and duties as it shall deem necessary or appropriate. Any two or more offices except President and Vice President may be held by the same person.  Election of an officer or agent shall not of itself create contract rights between the Fund and such officer or agent.

Section 5.2.  Term of Office.  Each officer shall serve from the time of his or her election and qualification to the time at which a successor is elected and qualified, unless the officer shall die, resign, or shall be removed pursuant to Section 5.4.

Section 5.3.   Resignation.  Any officer of the Fund may resign at any time by delivering his or her resignation to the Board of Directors, the Non-Executive Chair of the Board, the Chief Executive Officer, the President, or the Secretary.  Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the Fund.

Section 5.4.  Removal.  Any officer of the Fund may be removed at any time, with or without cause, by the Board of Directors if the Board of Directors in its judgment finds that the best interest of the Fund will be served by such removal, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.5.  Vacancies. A vacancy in any office may be filled by the Board of Directors.

Section 5.6.  Compensation.  The compensation of each officer shall be such as the Board of Directors may from time to time determine and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director.

Section 5.7.  Non-Executive Chair of the Board.  The Board of Directors may designate from among its members a Non-Executive Chair of the Board. The Non-Executive Chair of the Board shall not be an officer of the Fund and shall preside at all meetings of stockholders and of the Board of Directors. The Non-Executive Chair of the Board of Directors shall also exercise the powers and perform the duties as the Board of Directors may from time to time prescribe, subject to the direction of the Board of Directors.

Section 5.8.  Chief Executive Officer.  The Chief Executive Officer shall have general charge of the business affairs of the Fund and assist the Non-Executive Chair of the Board, subject, however, to the right of the Board of Directors to confer specified powers on officers and subject generally to the direction of the Board of Directors.

Section 5.9.  President.  The President shall assist the Chief Executive Officer and the Non-Executive Chair in the performance of their responsibilities and shall exercise such powers and perform such duties as the Board of Directors, the Non-Executive Chair, or the Chief Executive Officer may from time to time prescribe.

Section 5.10.  Vice President.  Each Vice President shall exercise such powers and perform such duties as generally pertain to the office of Vice President and as the Board of Directors or the Non-Executive Chair of the Board or the Chief Executive Officer may from time to time prescribe. During the absence of each of the Non-Executive Chair, the Chief Executive Officer, and the President, or during their inability to act, the Vice President, or if there shall be more than one Vice President, then that one designated by the Board of Directors, shall, subject to the direction of the Board of Directors, exercise the powers and perform the duties of such offices.

Section 5.11.  Chief Financial Officer.   The Chief Financial Officer shall have care of all funds and securities of the Fund, shall have supervision over the books of account of the Fund and shall, subject to the direction of the Board of Directors, exercise the powers and perform the duties incident to the office of Chief Financial Officer.

Section 5.12.  Treasurer. The Treasurer shall assist the Chief Financial Officer in the performance of his or her responsibilities and shall exercise such additional powers and perform such duties as the Board of Directors may from time to time prescribe.

Section 5.13.  Secretary.  The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors. The Secretary shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall, subject to the direction of the Board of Directors, exercise the powers and perform the duties incident to the office of Secretary.

Section 5.14.  Other Officers.  Each other officer of the Fund shall, subject to the direction of the Board of Directors, exercise the powers and perform the duties incident to his or her office.

ARTICLE SIX

INDEMNIFICATION

Section 6.1.  Right to Indemnification.  To the fullest extent permitted by applicable law as then in effect, including the MGCL and the Investment Company Act, the Fund shall indemnify any person (the “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Fund to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that he or she is or was, or his or her testator or intestate is or was, a director or officer, or, at the option of the Board of Directors in any particular case, an employee or agent of the Fund, or is or was serving at the request of the Fund as a director, officer, partner or trustee or, at the option of the Board of Directors in any particular case, an employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all liabilities, expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.  The rights to indemnification and advance of expenses provided these Bylaws shall vest immediately upon election of a director or officer.

Section 6.2.  Insurance, Contracts and Funding.  The Fund may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, penalties, fines and amounts paid in settlement as specified in Section 6.1 of this Article or incurred by an Indemnitee in connection with any Proceeding referred to in Section 6.1 of this Article, to the fullest extent permitted by applicable law as then in effect (including the MGCL and the Investment Company Act). The Fund may enter into contracts with any director, officer, employee or agent of the Fund in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

Section 6.3.  Indemnification; Not Exclusive Right.  The right of indemnification provided in this Article shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article and shall be applicable to Proceedings commended or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.

Section 6.4.  Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies.  In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article:

(a) Advancement of Expenses.   All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Fund within 20 days after the receipt by the Fund of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceedings.  Such statement or statements shall set forth a written affirmation of the Indemnitee’s good faith belief that the Indemnitee is entitled to indemnification pursuant to this Article, shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article.

(b) Procedure for Determination of Entitlement to Indemnification.

(i) To obtain indemnification under this Article, an Indemnitee shall submit to the Secretary of the Fund a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification shall be made not later than 60 days after receipt by the Fund of the written request for indemnification together with the Supporting Documentation. The Secretary of the Fund shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

(ii) The Indemnitee’s entitlement to indemnification under this Article shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Fund (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 6.4(c).

(iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6.4(b)(ii), a majority of the Disinterested Directors shall select Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object. If there are less than two Disinterested Directors, the Independent Counsel shall be selected by a majority vote of the full Board, but shall be an Independent Counsel to which the Indemnitee does not reasonably object.

(c) Presumptions and Effect of Certain Proceedings.  Except as otherwise expressly provided in this Article, the Indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 6.4(b)(i), and thereafter the Fund shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 6.4(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Fund of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law (including the MGCL and the Investment Company Act). Subject to applicable law (including the MGCL and the Investment Company Act), the termination of any Proceeding described in Section 6.1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee is not entitled to indemnification under this Article.

(d) Remedies of Indemnitee.

(i) In the event that a determination is made pursuant to Section 6.4(b) that the Indemnitee is not entitled to indemnification under this Article, (A) the Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) an appropriate court of the State of Maryland or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Fund shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article.

(ii) If a determination shall have been made or deemed to have been made, pursuant to Section 6.4(b) or (c), that the Indemnitee is entitled to indemnification, the Fund shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such Indemnification is prohibited by law (including the MGCL and the Investment Company Act). In the event that (C) advancement of expenses is not timely made pursuant to Section 6.4(a) or (D) payment to indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 6.4(b) or (c), the Indemnitee shall be entitled to seek judicial enforcement of the Fund’s obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Fund may bring an action, in an appropriate court in the State of Maryland or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a “Disqualifying Event”); provided, however, that in any such action the Fund shall have the burden of proving the occurrence of such Disqualifying Event.

(iii) Except as required by the MGCL and the Investment Company Act, the Fund shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this section 6.4(d) that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Fund is bound by all the provisions of this Article.

(iv) In the event that the Indemnitee, pursuant to this Section 6.4(d), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article, the Indemnitee shall be entitled to recover from the Fund, and shall be indemnified by the Fund against, any expenses actually and reasonably incurred by him if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

(e) Definitions. For purposes of this Section 6.4:

(i) “Disinterested Director” means a director of the Fund who is not or was not a party to the Proceeding in respect of which Indemnification is sought by the Indemnitee.

(ii) “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (i) the Fund or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Article. Notwithstanding the foregoing, the Term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Maryland, would have a conflict of interest in representing either the Fund or the Indemnitee in an action to determine the Indemnitee’s rights under this Article.

Section 6.5.  Severability.  If any provisions or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE SEVEN

CONTRACTS, CHECKS AND DEPOSITS

Section 7.1.  Contracts.  The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Fund and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Fund when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.
Section 7.2.  Checks and Drafts.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Fund shall be signed by such officer or agent of the Fund in such manner as shall from time to time be determined by the Board of Directors.
Section 7.3.  Deposits.  All funds of the Fund not otherwise employed shall be deposited or invested from time to time to the credit of the Fund as the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, or any other officer designated by the Board of Directors may determine.

ARTICLE EIGHT

STOCK

Section 8.1.  Certificates; Required Information.  Except as may be otherwise provided by the Board of Directors or any officer of the Fund, stockholders of the Fund are not entitled to certificates representing the shares of stock held by them.  In the event that the Fund issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall be signed by the officers of the Fund in the manner permitted by the MGCL and shall contain the statements and information required by the MGCL.  In the event that the Fund issues shares of stock without certificates, the Fund shall (to the extent then required by the MGCL) provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.  There shall be no difference in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 8.2.  Transfers.  All transfers of shares of stock shall be made on the books of the Fund in such manner as the Board of Directors or any officer of the Fund may prescribe and, if such shares are certificated, upon surrender to the Fund or the transfer agent of the Fund of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.  The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors or an officer of the Fund that such shares shall no longer be represented by certificates.  Upon the transfer of any uncertificated shares, the

Fund shall provide to the record holders of such shares, to the extent then required by the MGCL, a written statement of the information required by the MGCL to be included on stock certificates. The Fund shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the charter of the Fund and all of the terms and conditions contained therein.

Section 8.3.  Replacement Certificate.  Subject to Section 8.1, the Chief Executive Officer, the President, the Secretary, the Chief Financial Officer, the Treasurer or any officer designated by the Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore  issued by the Fund alleged to have been lost, destroyed, stolen or mutilated upon the making of an affidavit of that fact by the person claiming the certificate to be lost,  destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors or an officer of the Fund has determined that such certificates may be issued. Unless otherwise determined by an officer of the Fund, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or such owner’s legal representative, shall be required as a condition precedent to the issuance of a new certificate or certificates, to give the Fund a bond in such sums as it may direct as indemnity against any claim that may be made against the Fund.

Section 8.4.  Fixing of Record Date.  The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose.  Such record date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if postponed or adjourned, except if the meeting is postponed or  adjourned to a date more than 120 days  after the original record date fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.

Section 8.5.  Stock Ledger.  The Fund shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 8.6.  Fractional Stock; Issuance of Units.  The Board of Directors may authorize the Fund to issue fractional shares of stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine.  Notwithstanding any other provision of the charter or these Bylaws, the Board of Directors may authorize the issuance of units consisting of different securities of the Fund.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Fund, except that the Board of Directors may provide that for a specified period securities of the Fund issued in such unit may be transferred on the books of the Fund only in such unit.

ARTICLE NINE
MISCELLANEOUS
Section 9.1.  Inspection of Records.  The Board of Directors shall have power, except as otherwise provided by law, to determine the extent to which the books and records of account of the Fund shall be open to inspection by a stockholder.

Section 9.2.  Waiver of Notice and Lapse of Time.

(a)  Any action that is authorized to be taken after notice or after the lapse of a prescribed period of time may be taken without notice and without the lapse of such period of time, if at any time before or after such action is completed the person entitled to such notice or entitled to participate in the action to be taken, submits a signed waiver of notice or of such time requirement in writing or by electronic transmission. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute.

(b)  Notice of any stockholder’s meeting need not be given to any stockholder who submits a signed waiver of notice in writing or by electronic transmission. The attendance of any stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

(c)  Notice of any directors’ meeting need not be given to any director who submits a signed waiver of notice in writing or by electronic transmission. The attendance of any director at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

Section 9.3.  Fiscal Year.  The fiscal year of the Fund shall start on such date as the Board of Directors shall from time to time prescribe by duly adopted resolution.

Section 9.4.  Corporate Seal.  The corporate seal shall be in such form as the Board of Directors may from time to time prescribe. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 9.5.  Affixing Seal.  Whenever the Fund is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Fund.

Section 9.6.  Maryland Control Share Acquisition Act.  Pursuant to a resolution adopted by the Board of Directors in accordance with Section 3-702(c)(4) of the MGCL, the Fund is subject to Title 3, Subtitle 7 of the MGCL, which shall apply to any acquisition or proposed acquisition of shares of stock of the Fund to the extent provided in such Subtitle, subject to any limitations under the Investment Company Act.

ARTICLE TEN
EXCLUSIVE FORUM FOR CERTAIN LITIGATION

      SECTION 10.1.  State and Federal Claims.  Unless the Fund consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in Section 1-101 of the Maryland General Corporation Law (the “MGCL”), or any successor provision thereof, (b) any derivative action or proceeding brought on behalf of the Fund, (c) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Fund to the Fund or to the stockholders of the Fund, (d) any action asserting a claim against the Fund or any director or officer or other employee of the Fund arising out of, relating to, or connected in any way with, (i) the charter of the Fund, (ii) these Bylaws, (iii) any decision by the Board or any committee thereof, (iv) any provision of the MGCL, or (v) any other part of Maryland statutory or common law, (e) any action asserting a claim against the Fund or any director or officer or other employee of the Fund that is governed by the internal affairs doctrine, and (f) any action asserting a claim against the Fund or any director or officer or other employee of the Fund arising out of, related to, or connected in any way with, any federal statute or law, including, but not limited to, the following federal securities laws:  (i) the Securities Act of 1933, as amended; (ii) the Exchange Act; or (iii) the Investment Company Act.

For the avoidance of doubt, none of the foregoing actions, claims, or proceedings may be brought in any court sitting outside the State of Maryland unless the Fund consents in writing to such other court.  Any person or entity purchasing or otherwise acquiring any interest in any security of the Fund shall be deemed to have notice of, and consented to, the provisions of this Section.

ARTICLE ELEVEN
DISTRIBUTIONS
Section 11.1.  Authorization.  Dividends and other distributions upon the stock of the Fund may be authorized by the Board of Directors, subject to the provisions of law and the charter of the Fund.  Dividends and other distributions may be paid in cash, property or stock of the Fund, subject to the provisions of law and the charter.
Section 11.2.  Contingencies.  Before payment of any dividends or other distributions, there may be set aside out of any assets of the Fund available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its sole discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Fund or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE TWELVE

AMENDMENT OF BYLAWS

Section 12.1.  Amendment.  The Board of Directors shall have the exclusive power, at any time, to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

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